                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 24, 2003

                   FIRST UNION REAL ESTATE EQUITY AND MORTGAGE
                                   INVESTMENTS
             (Exact name of registrant as specified in its charter)

                                      Ohio
                 (State or Other Jurisdiction of Incorporation)

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
             001-06249                                    34-6513657
       (Commission File Number)               (I.R.S. Employer Identification No.)
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                          125 Park Avenue, 14th Avenue
                               New York, NY 10017
          (Address of principal executive offices, including ZIP code)

                                 (212) 949-1373
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS


         The registrant issued a press release in which it indicated that it has reconfirmed to Gotham Partners, L.P. ("Gotham") that it was not pursuing, and has no present intention of pursuing, an alternative transaction to its merger with Gotham Golf Corp. The registrant has notified Gotham, as required by its merger agreement, of an unsolicited proposal from a third party relative to the possible acquisition of the registrant. The registrant has indicated to Gotham that the alternative offer was not a superior proposal and that it would not be pursued.

         The merger between the registrant and Gotham currently is enjoined by an order of the New York State Supreme Court for New York County which has been appealed by both the registrant and Gotham. The oral argument before the three-judge panel of the Appellate Division - First Department of the New York State Supreme Court is scheduled for March 11, 2003. There is no specific timetable for the appellate court to render its decision.

         The registrant also announced that it intends to hold a shareholders meeting for the purpose of the election of trustees no later than June 30, 2003.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS

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
          99.1 Press Release, dated February 24, 2003, issued by First Union Real Estate Equity and Mortgage Investments.
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    February 24, 2003


                                        FIRST UNION REAL ESTATE EQUITY
                                        AND MORTGAGE INVESTMENTS

                                        By: /s/ NEIL H. KOENIG
                                            -----------------------------------
                                        Name:   Neil H. Koenig
                                        Title:  Interim Chief Financial Officer
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                                              EXHIBIT LIST

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
       Exhibit
          No.              Description
      ---------            ---------------

          99.1 Press Release, dated February 24, 2003, issued by First Union Real Estate Equity and Mortgage Investments.
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